                                                                    EXHIBIT 99.1


                           CONTANGO OIL & GAS COMPANY

               Section 906 Certificate of Chief Executive Officer
                           and Chief Financial Officer
                               September 16, 2002


     I, Kenneth R. Peak, certify that the Annual Report of Contango Oil & Gas Company on Form 10-KSB for the year ending June 30, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78m or Section 78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Contango Oil & Gas Company.


/s/ KENNETH R. PEAK
--------------------------
Kenneth R. Peak
Chairman, Chief Executive Officer and Chief Financial Officer